EXHIBIT 21.1
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                           SUBSIDIARIES OF REGISTRANT

1.     The Park Avenue Bank, Valdosta, Georgia (1)

               PAB Holdings, Inc. (2)
               PAB Investments, Inc. (1)
               FCB Holdings, Inc. (2)
               FCB Investments, Inc. (1)

2.     PAB Bankshares Capital Trust I (2)





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1    State of incorporation or organization is Georgia.
2    State of incorporation or organization is Delaware.


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